Exhibit 99.1

                                                     Citizens Communications
                                                     3 High Ridge Park
                                                     Stamford, CT 06905
                                                     203.614.5600
                                                     www.czn.com
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FOR IMMEDIATE RELEASE


Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


      Citizens Communications Company to Participate in Analyst Conference

Stamford, Conn., February 15, 2008 -- Citizens Communications Company (NYSE:CZN) is scheduled to participate in the Raymond James Annual Institutional Investors Conference in Orlando, Florida. Don Shassian, Chief Financial Officer, is scheduled to present on Monday, March 3, 2008, at 7:30 a.m. Eastern Time.

Raymond James will provide a webcast of the Citizens presentation via Wall Street Webcasting at http://www.wsw.com/webcast/rj33/czn/. The webcast replay will become available one hour after conclusion of the live event and will expire on June 3, 2008.

About Citizens Communications
Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com


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